Exhibit 10.3

                                  RATEXCHANGE



                                 August 18, 2000



Via Hand Delivery

Ross Mayfield
235 Churchill Avenue
Palo Alto, CA 94301

                     RE: Notice of Termination Without Cause

Dear Ross:
         I write pursuant to the terms in your Employment Agreement ("Agreement"), dated July 2, 1999, between you and RateXchange Corporation (f.n.a. NetAmerica.com Corporation). Specifically, RateXchange Corporation is giving you notice of its intent to terminate your employment without cause, according to Section 3.2 of the Agreement. See Employment Agreement attached hereto as Exhibit A.

         The effective date of your termination will be Tuesday, August 15, 2000. In consideration of the terms of your Employment Agreement and certain conversation between the two of us regarding terms of a new Employment Agreement, the Company offers you the following Terms of Severance, including applicable effective dates:

1. You will have until August 18, 2000 to sign this document and accept its terms;

2. If you sign this document on or before August 18, 2000, you will receive the following elements of compensation:

         a. Payment of your present salary, according to the Company's regularly scheduled payroll, based upon your annual salary of $165,000, from August 15, 2000 until February 15, 2001;

         b. Lump sum payment on February 15, 2001 of your present salary, based upon your annual salary of $165,000, for the term of February 15, 2001 through August 15, 2001;

185 Berry Street, Suite 3515    San Francisco CA 94107 415 371-9800
                                                               Fax: 415 371-9801

Letter to Ross Mayfield

8/18/00

Page 2 of 2

         c. Lump sum payment of your bonus in the amount $50,000, subject to applicable payroll taxes, on the date you sign this document;

         d.    Vesting of your 1999 NetAmerica.com Corporation Incentive Options
               (ISO) and RateXchange Corporation Non-Qualified Options (NSO) according to the terms of those Plans through February 15, 2001, with the remainder of the options under those Plans vesting on that date. You will have two (2) years from the effective date (August 15, 2000) to exercise your options under the Plans

         e. Full benefits for you and your family through and including February l5,2001;and

         f. The ability to propose the text for the formal announcement of your separation from the Company.

3. By signing this document, you will be given, but are not required to accept, a Transition Term to complete your separation from the Company. The Transition Term will end on September 15, 2000. During this Transition Term you will be able to maintain your office in San Francisco.

4. By signing this document, you acknowledge and accept each of the Terms and Conditions set forth in Exhibit B, attached hereto; and

5. Upon signing this document, you will no longer maintain the title of President of RateXchange Corporation, however, you will be able to refer to yourself as a "Co-Founder of RateXchange" without restriction.

                                            RATEXCHANGE CORPORATION



                                            /s/ Donald Sledge
                                            ------------------------------------
                                            Donald Sledge
                                            Chief Executive Officer

I ACKNOWLEDGE AND ACCEPT THE TERMS OF THIS DOCUMENT, INCLUDING THE EXHIBITS A AND B ATTACHED HERETO.

DATE: 8/18/00                               By: /s/ Ross Mayfield
------------------------------------        ------------------------------------
                                            Ross Mayfield

Attachments

185 Berry Street, Suite 3515     San Francisco CA 94107   415 371-9800
                                                               Fax: 415 371-9801